XIOX CORPORATION

                  STOCK PURCHASE AND INVESTOR RIGHTS AGREEMENT

         This Stock Purchase and Investor Rights Agreement (this "Agreement") is made and entered into as of September 21, 1998, by and between Xiox Corporation, a Delaware corporation (the "Company"), and each of the persons listed on Exhibit A hereto, each of which is herein referred to as an "Investor."


                                    RECITALS

         WHEREAS, the Company desires to sell to each Investor, and each Investor desires to purchase from the Company, shares of Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), on the terms and conditions set forth in this Agreement;

         WHEREAS, such Series A Preferred Stock will be convertible into shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock");

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       AGREEMENT TO PURCHASE AND SELL STOCK.

                  (a) Authorization. As of the Closing (as defined below), the Company's Board of Directors (the "Board") will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 1,907,989 shares of Series A Preferred Stock, having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations, Preferences and Other Rights of Series A Preferred Stock in the form attached hereto as Exhibit B (the "Certificate of Designations") and 1,907,989 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock.

                  (b) Agreement to Purchase and Sell Securities. The Company hereby agrees to issue to each Investor at each of the Closings (as defined below), and each Investor hereby agrees to acquire from the Company at each of the Closings, the number of shares of Series A Preferred Stock specified for such Closing opposite each Investor's name on Exhibit A hereto (collectively, the "Purchased Shares") at a price per share in cash equal to the Per Share Purchase Price (as defined below), for an aggregate cash consideration equal to such number of shares of Series A Preferred Stock, multiplied by the Per Share Purchase Price. As used in this Agreement, the "Per Share Purchase Price" shall be equal to Five Dollars ($5.00). Immediately prior to the First Closing each Investor will deliver the full amount of cash consideration for both Closings to an escrow agent, who will transfer such funds to the Company at each of the Closings according to the schedule set forth in Exhibit A hereto.

                  (c) Use of Proceeds. The Company intends to, and will (subject to modification by Board approval) apply the net proceeds from the sale of the Purchased Shares for corporate purposes disclosed to the Investors by the Company prior to the date hereof.

         2.       CLOSINGS.

                  (a) The purchase and sale of the Purchased Shares shall take place in two separate closings (each, a "Closing"). At each Closing, the Company will deliver to each Investor certificates representing the Purchased Shares against delivery to the Company by each Investor of the consideration set forth in Section 1(b) paid by wire transfer of funds to the Company. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier.

                  (b) The purchase and sale of the first tranche shall occur at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 2:00 p.m. Pacific Daylight Time, within three (3) business days after the conditions set forth in Sections 5 and 6 have been satisfied, or at such other time and place as the Company and each Investor mutually agree upon (which time and place are referred to in this Agreement as the "First Closing").

                  (c) The purchase and sale of the second tranche shall occur at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 2:00 p.m. Pacific Daylight Time, within three (3) days after the satisfaction of the conditions of the Second Closing, or at such other time and place as the Company and each Investor mutually agree upon (which time and place are referred to in this Agreement as the "Second Closing"). If the Second Closing does not occur within sixty (60) days of the First Closing, then the obligation of each Investor to purchase the shares of Series A Preferred Stock that such Investor would otherwise be obligated to purchase at the time of the Second Closing shall terminate.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to each Investor that the statements in this Section 3 are true and correct, except as set forth in the Disclosure Letter from the Company of even date herewith (the "Disclosure Letter") or disclosed in the SEC Documents (as defined below):

                  (a) Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of the applicable party and its subsidiaries, taken as a whole.

                  (b) Capitalization. The capitalization of the Company, without giving effect to the transactions contemplated by this Agreement, is as follows. The authorized stock of the Company consists of 10,000,000 shares of Common Stock, of which 3,147,231 shares were issued and outstanding as of the date hereof, and 1,907,989 shares of Series A Preferred Stock, $.01 par value ("Preferred Stock"), none of which is issued or outstanding on the date hereof (other than the Purchase Shares). All such shares of Common Stock have been duly authorized, and all such issued and outstanding shares of Common Stock have been validly issued, are fully paid and nonassessable and are free and clear of all liens, claims and encumbrances, other than any liens, claims or encumbrances created by or imposed upon the holders thereof. As of June 30, 1998, the Company has also reserved 684,150 shares of Common Stock for issuance upon exercise of options granted to officers, directors, employees or independent contractors or affiliates of the Company under the Company's Restated 1984 Stock Option Plan and the Company's 1994 Stock Plan. As of June 30, 1998, of the 684,150 shares of Common Stock reserved for issuance upon exercise of options, 498,200 shares remained subject to outstanding options with a weighted average exercise price of approximately $4.41 per share, and 185,950 shares were reserved for future grant. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement. The Company does not have any subsidiaries, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any other interest (including, without limitation, any equity or partnership interest) in, or any outstanding loan or advance to or from, any person or entity.

                  (c) Due Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, has been taken, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

                  (d)      Valid Issuance of Stock.

                           (i) Valid Issuance.  The shares of Series A Preferred
Stock to be issued pursuant to this Agreement, and the shares of Common Stock issuable upon conversion thereof, will be, upon payment therefor by each Investor in accordance with this Agreement, or conversion in accordance with the Certificate of Designations, duly authorized, validly issued, fully paid and non-assessable.

                           (ii) Compliance with  Securities  Laws.  Assuming the
correctness of the representations made by each Investor in Section 4 hereof, the Purchased Shares will be issued to each Investor in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

                  (e) Governmental Consents. No consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) compliance with the HSR
Requirements (as defined below) that may be required for the voluntary conversion of the Series A Preferred Stock; (ii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") following the Closing; (iii) the filing of such qualifications or filings under the Securities Act and the regulations thereunder and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement;
(iv) the listing of the Common Stock issuable upon conversion of the Series A Preferred Stock on the Nasdaq SmallCap Market and (v) the filing of the Certificate of Designations with the Secretary of State of the State of
Delaware. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law. As used herein, the term "HSR Requirements" means compliance with the filing and other requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                  (f) Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Company; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected in such a manner as, together with all other such matters, would have Material Adverse Effect.

                  (g) Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending or, to the best of the Company's knowledge, threatened: (i) against the Company, its activities, properties or assets, or any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, that is reasonably likely to have a Material Adverse Effect, or (ii) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by the Company is currently pending nor does the Company intend to initiate any Action that is reasonably likely to have a Material Adverse Effect.

                  (h) Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended. The Company has complied and is in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company's business or properties, except for any violations that would not, either individually or in the aggregate, have a Material Adverse Effect.

                  (i)      SEC Documents.

                           (i)  Reports.  The  Company  has  furnished  to  each
Investor prior to the date hereof copies of its Annual Report on Form 10-K SB for the fiscal year ended December 31, 1997 ("Form 10-K"), its Quarterly Reports on Form 10-Q SB for the fiscal quarters ended March 31 and June 30, 1998 (the "Form 10-Q's"), and all other registration statements, reports and proxy statements filed by the Company with the SEC on or after December 31, 1997 (the Form 10-K, the Form 10-Q's and such registration statements, reports and proxy statements are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective date thereof (or if amended or superseded by a filing prior to the closing date of this Agreement, then on the date of such filing), did not, and each of the registration statements, reports and proxy statements filed by the Company with the SEC after the date hereof and prior to the Closing will not, as of the date thereof (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company is not a party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to the SEC Documents that was not so filed.

                           (ii) Financial  Statements.  The Company has provided
each Investor with copies of its audited financial statements (the "Audited Financial Statements") for the fiscal year ended December 31, 1997, and its unaudited financial statements for the six-month period ended June 30, 1998 (the "Balance Sheet Date"). Since the Balance Sheet Date, the Company has duly filed with the SEC all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act. The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles ("GAAP") (except, in the case of the Form 10-Q's, as may otherwise be permitted by Form 10-Q) applied on a consistent basis (except as otherwise may be stated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of unaudited interim financial statements).

                  (j) Absence of Certain Changes Since Balance Sheet Date. Since the Balance Sheet Date, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

                           (i) any declaration,  setting aside or payment of any
dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock;

                           (ii) any damage,  destruction or loss, whether or not
covered by insurance, except for such occurrences, individually and collectively, that have not resulted, and are not expected to result, in a Material Adverse Effect;

                           (iii) any waiver by the  Company of a valuable  right
or of a material debt owed to it, except for such waivers, individually and collectively, that have not resulted and are not expected to result, in a Material Adverse Effect;

                           (iv) any  material  change  or  amendment  to, or any
waiver of any material right under a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes, amendments or waivers, individually and collectively, that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect;

                           (v)  any  change  by the  Company  in its  accounting
principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; or

                           (vi) any other event or condition  of any  character,
except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect.

                  (k) Invention Assignment and Confidentiality Agreement. Each employee and consultant or independent contractor of the Company whose duties include the development of products or Intellectual Property (as defined below), and each former employee and consultant or independent contractor whose duties included the development of products or Intellectual Property, has entered into and executed an invention assignment and confidentiality agreement in customary form or an employment or consulting agreement containing substantially similar terms.

                  (l)      Intellectual Property.

                           (i)  Ownership  or Right  to Use.  To the best of the
Company's knowledge, the Company has sole title to and owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights, trade names, and any applications therefor, trade secrets or other confidential or proprietary information ("Intellectual Property") necessary to enable the Company to carry on its business as currently conducted, except where any deficiency, or group of deficiencies, would not have a Material Adverse Effect.

                           (ii) Licenses;  Other Agreements.  The Company is not
currently the licensee of any material portion of the Intellectual Property of the Company. There are not outstanding any licenses or agreements of any kind relating to any Intellectual Property owned by the Company, except for agreements with customers of the Company entered into in the ordinary course of the Company's business and other licenses and agreements that, collectively, are not material. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property, except as the Company may be so obligated in the ordinary course of its business, as disclosed in the Company's SEC Documents (as defined below) or where the aggregate amount of such payments could not reasonably be expected to be material.

                           (iii) No  Infringement.  To the best of the Company's
knowledge, the Company has not violated or infringed and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed, any Intellectual Property of any other person or entity, to the extent that any such violation or infringement, either individually or together with all other such violations and infringements, would have a Material Adverse Effect.

                           (iv)  Employees and  Consultants.  To the best of the
Company's knowledge, no employee of or consultant to the Company is in default under any term of any employment contract, agreement or arrangement relating to Intellectual Property of the Company or any non-competition arrangement, other contract or any restrictive covenant relating to the Intellectual Property of the Company, where such default, together with all other such defaults, would have a Material Adverse Effect. The Intellectual Property of the Company (other than any Intellectual Property duly acquired or licensed from third parties) was developed entirely by the employees of or consultants to the Company during the time they were employed or retained by the Company, and to the best knowledge of the Company, at no time during conception or reduction to practice of such Intellectual Property of the Company were any such employees or consultants operating under any grant from a government entity or agency or subject to any employment agreement or invention assignment or non-disclosure agreement or any other obligation with a third party that would materially and adversely affect the Company's rights in the Intellectual Property of the Company. Such Intellectual Property of the Company does not, to the best knowledge of the Company, include any invention or other intellectual property of such employees or consultants made prior to the time such employees or consultants were employed or retained by the Company nor any intellectual property of any previous employer of such employees or consultants nor the intellectual property of any other person or entity.

                  (m) Registration Rights. Except with respect to that certain Investor Rights Agreement, dated June 30, 1997, between the Company and Flanders Language Valley and as provided in this Agreement, effective upon the Closing, the Company is not currently subject to any grant or agreement to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

                  (n) Title to Property and Assets. The properties and assets of the Company are owned by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

                  (o) Tax Matters. The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of such taxes, including penalties and interest, assessments, fees and other charges, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest that were payable pursuant to said returns or any assessments with respect thereto.

                  (p) Full Disclosure. The information contained in this Agreement, the Disclosure Letter and the SEC Documents with respect to the business, operations, assets, results of operations and financial condition of the Company, and the transactions contemplated by this Agreement , are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (q) Finder's Fee. The Company neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction.

                  (r)  Year  2000  Compliance.  All  of the  Company's  products
(including products currently under development) are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" means, to the extent products are designed to (i) record, store, process and calculate and present calendar dates falling on and after January 1, 2000, and (ii) calculate any information dependent on or relating to such dates, they will do so in the same manner and with the same functionality, data integrity, and performance as those products record, store, process and calculate and present calendar dates falling on and before December 31, 1999, and calculate any information dependent on or related to such dates. None of the Company's material products will lose any functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant.

                  (s) Small Business Concern. The Company is a "small business concern" within the meaning of the federal Small Business Investment Act of 1958, as amended, and the regulations thereunder, and Part 121 of the United States Code of Federal Regulations. The information set forth on SBA Forms 480, 652D and 1031 furnished by the Company to the Investors that are Small Business Investment Companies (each, an "SBIC") is complete and correct in all material respects. Furthermore, as long as any SBIC is an investor in the Company, the Company will provide the SBIC any information that is reasonably requested by the Small Business Administration ("SBA"). The Company will provide SBA examiners access to its books and records for SBA audit purposes in accordance with ordinary SBA procedures.

                  (t) Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Internal Revenue Code
Section 897(c)(2) and any regulations promulgated thereunder.

         4.       REPRESENTATIONS,  WARRANTIES  AND CERTAIN  AGREEMENTS  OF EACH
                  INVESTOR.

                  Each Investor hereby severally, and not jointly, represents and warrants to the Company, and agrees that:

                  (a) Organization Good Standing and Qualification. The Investor is either

                           (i) a corporation  duly organized,  validly  existing
and in good standing under the laws of the state or nation indicated on Exhibit A and has all corporate power and authority required to (A) carry on its business as presently conducted, and (B) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby, or

                           (ii) a partnership  duly organized,  validly existing
and in good standing under the laws of the state indicated on Exhibit A and has all power and authority required to (A) carry on its business as presently conducted, and (B) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

The Investor is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

                  (b) Authorization. This Agreement has been duly authorized by all necessary corporate or partnership action, as applicable, on the part of the Investor. This Agreement constitutes the Investor's legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor has, as applicable, full corporate or partnership power and authority to enter into this Agreement.

                  (c) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of such qualifications or filings under the Securities Act or the Exchange Act and the regulations thereunder and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

                  (d) Non-Contravention. The execution, delivery and performance of this Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby, do not and will not (i) contravene or conflict with the Certificate of Incorporation, Bylaws, or the Partnership Agreement or comparable governing document, as applicable, of the Investor; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Investor; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Investor is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Investor under, any contract to which the Investor is a party or any permit, license or similar right relating to the Investor or by which the Investor may be bound or affected in such a manner as, together with all other such matters, would have a Material Adverse Effect.

                  (e) Litigation. There is no Action pending against the Investor that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

                  (f) Purchase for Own Account. The Purchased Shares to be purchased by the Investor are being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring its Purchased Shares.

                  (g) Investment Experience. The Investor understands that its purchase of the Purchased Shares to be purchased by the Investor involves substantial risk. The Investor has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment.

                  (h) Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  (i) Restricted Securities. The Investor understands that the Purchased Shares are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (j) Legends. The Investor agrees that the certificates for the Purchased Shares shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933 and applicable state laws and rules, or, unless, immediately prior to the time set for transfer, such transfer may be effected without violation of the Securities Act of 1933 and other applicable state laws and rules."

In addition, the Investor agrees that the Company may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

                  (k) Finder's Fee. The Investor neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction.

         5.       CONDITIONS TO EACH INVESTOR'S OBLIGATIONS AT CLOSING.

                  (a) The obligations of each Investor under Sections l and 2 of this Agreement are subject to the fulfillment or waiver, on or before the First Closing, of each of the following conditions:

                           (i)  Representations and Warranties True. Each of the
representations and warranties of the Company contained in Section 3 will be true and correct in all material respects on and as of the date hereof and on and as of the date of the First Closing, except as set forth in the Disclosure Letter or the SEC Documents, with the same effect as though such representations and warranties had been made as of the First Closing.

                           (ii) Performance. The Company will have performed and
complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing, and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                           (iii)  Securities  Exemptions.  The offer and sale of
the Purchased Shares to each Investor pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

                           (iv)  Proceedings  and  Documents.  All corporate and
other proceedings in connection with the transactions contemplated at the First Closing and all documents incident thereto will be reasonably satisfactory in form and substance to each Investor, and each Investor will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. Such documents shall include but not be limited to the following:

                                    (A) Certified Charter  Documents.  A copy of
(1) the Certificate of Incorporation certified as of a recent date by the Secretary of State of Delaware as a complete and correct copy thereof, (2) the Certificate of Designations certified as of a recent date by the Secretary of State of Delaware and (3) the Bylaws of the Company (as amended through the date of the First Closing) certified by the Secretary of the Company as a true and correct copy thereof as of the First Closing.

                                    (B) Board Resolutions.  A copy, certified by
the Secretary of the Company, of the resolutions of the Board of Directors of the Company providing for the approval of this Agreement and the issuance of the Purchased Shares and the other matters contemplated hereby.

                           (v) Opinion of Company  Counsel.  Each  Investor will
have received an opinion on behalf of the Company, dated as of the date of the First Closing, from Wilson Sonsini Goodrich & Rosati, counsel to the Company, in the form attached as Exhibit C.

                           (vi) No  Material  Adverse  Effect.  Between the date
hereof and the First Closing, there shall not have occurred any Material Adverse Effect.

                           (vii)  Nasdaq  Requirements.  The Company  shall have
satisfied all requirements of the Nasdaq Stock Market Marketplace Rules with respect to the issuance of the Purchased Shares.

                           (viii) Other Actions. The Company shall have executed
such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by each Investor in connection with the transactions contemplated hereby.

                  (b) The obligations of each Investor under Sections l and 2 of this Agreement are subject, if the Second Closing occurs within twenty (20) days of the First Closing, to the fulfillment or waiver, on or before the Second Closing, of each of the conditions set forth below:

                           (i)  Representations and Warranties True. Each of the
representations and warranties of the Company contained in Sections 3(a), 3(c), 3(d), 3(e), 3(f), 3(g)(ii), and 3(h) hereof will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Second Closing, except as set forth in the Disclosure Letter or the SEC Documents filed with the SEC on or before the date hereof, with the same effect as though such representations and warranties had been made as of the Second Closing, and at the Second Closing, each Investor shall receive a certificate of an authorized officer of the Company certifying to the foregoing.

                           (ii) Notice Given.  The Company shall have  satisfied
all requirements of the Nasdaq Stock Market Marketplace Rules with respect to the issuance of the Purchased Shares.

                  (c) If the Second Closing does not occur within twenty (20) days of the First Closing, the obligations of each Investor under Sections l and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Second Closing, of each of the following additional conditions:

                           (i)  Representations and Warranties True. Each of the
representations and warranties of the Company contained in Section 3 will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Second Closing, except as set forth in the Disclosure Letter or the SEC Documents filed with the SEC on or before the date hereof, with the same effect as though such representations and warranties had been made as of the Second Closing, and at the Second Closing each Investor shall receive a certificate of an authorized officer of the Company certify to the foregoing.

                           (ii) Performance. The Company will have performed and
complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing, and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                           (iii)  Securities  Exemptions.  The offer and sale of
the Purchased Shares to each Investor pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

                           (iv) Opinion of Company  Counsel.  Each Investor will
have received an opinion on behalf of the Company, dated as of the date of the Second Closing, from Wilson Sonsini Goodrich & Rosati, counsel to the Company, in the form attached as Exhibit C.

                           (v)  Nasdaq  Requirements.  The  Company  shall  have
satisfied all requirements of the Nasdaq Stock Market Marketplace Rules with respect to the issuance of the Purchased Shares.

                           (vi) Other  Actions.  The Company shall have executed
such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by each Investor in connection with the transactions contemplated hereby.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

                  The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver, on or before the First Closing or the Second Closing, as the case may be, of each of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of each Investor contained in Section 4 will be true and correct in all material respects on and as of the date hereof and on and as of the date of the First Closing with the same effect as though such representations and warranties had been made as of the First Closing.

                  (b) Performance. Each Investor will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  (c) Payment of Purchase Price. Each Investor will have delivered to the Company, in the case of the Purchased Shares to be purchased and sold at the First Closing, and to the escrow agent, in the case of the Purchased Shares to be purchased and sold at the Second Closing, the full purchase price of the Purchased Shares as specified in Section 1(b).

                  (d) Securities Exemptions. The offer and sale of the Purchased Shares to each Investor pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

                  (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

                  (f) Nasdaq Requirements. If required by the Nasdaq Stock Market Marketplace Rules, the Company shall have obtained the approval of its shareholders to the issuance of the Purchased Shares.

                  (g) Other Actions. Each Investor shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

         7.       COVENANTS OF THE PARTIES.

                  (a)      Information Rights.

                           (i) Financial Information.  The Company covenants and
agrees that, commencing on the Closing and continuing for so long as each Investor holds any Purchased Shares, the Company shall:

                                    (A) Annual Reports. Furnish to each Investor
promptly following the filing of such report with the SEC a copy of the Company's Annual Report on Form 10-K SB for each fiscal year, which shall include a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants. In the event the Company shall no longer be required to file Annual Reports on Form 10-K SB, the Company shall, within ninety (90) days following the end of each respective fiscal year, deliver to each Investor a copy of such balance sheets, statements of income and statements of cash flows, or such form that replaces Form 10-K SB.

                                    (B)  Quarterly  Reports.   Furnish  to  each
Investor promptly following the filing of such report with the SEC, a copy of each of the Company's Quarterly Reports on Form 10-Q SB, which shall include a consolidated balance sheet as of the end of the respective fiscal quarter, consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries for the respective fiscal quarter and for the year to-date, setting forth in each case in comparative form the figures from the comparable periods in the Company's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices (except, in the case of any Form 10-Q SB, as may otherwise be permitted by Form 10-Q SB), but all of which may be unaudited. In the event the Company shall no longer be required to file Quarterly Reports on Form 10-Q SB, the Company shall, within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, deliver to each Investor a copy of such balance sheets, statements of income and statements of cash flows.

                           (ii) SEC Filings.  The Company  shall deliver to each
Investor copies of each other document filed with the SEC on a non-confidential basis promptly following the filing of such document with the SEC.

                  (b)      Registration Rights.

                           (i) Definitions. For purposes of this Section 7(b):

                                    (A)  Registration.   The  terms  "register,"
"registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement

                                    (B)   Registrable   Securities.   The   term
"Registrable Securities" means: (x) the Purchased Shares and any shares of Common Stock of the Company issued or issuable upon conversion of the Purchased Shares, (y) any shares of Common Stock of the Company or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities described in the immediately preceding Clause (x), and (z) the Common Stock purchased on or before the date hereof by Flanders Language Valley. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 7(b) are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

                                    (C) Registrable Securities Then Outstanding.
The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Purchased Shares, shares of Common Stock and other securities that are Registrable Securities and are then issued and outstanding.

                                    (D) Holder.  For purposes of this Section 7,
the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable
Securities to whom rights under this Section 7(b) have been duly assigned in accordance with this Agreement.

                                    (E) Form S-3. The term "Form S-3" means such
form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (ii) Demand Registration.

                                    (A) Request by  Holders.  If (i) the Company
shall at any time after the one hundred and twentieth (120th) day after the Closing receive a written request from the Holders of at least fifty percent (50%) of the Series A Preferred issued as of the Closing, that the Company file a registration statement under the Securities Act (including, without limitation, a "shelf" registration statement, if requested by such Holders, during any period of time that Rule 144 is not available as an exemption for the sale in a single 90-day period of all of the Registrable Securities that any such Holder desires to sell, in which case the Company would maintain the effectiveness of such "shelf" registration statement until the earlier of the first anniversary of the effectiveness thereof or the date on which all such Registrable Securities could be sold under Rule 144 in a single 90-day period) covering the registration of Registrable Securities, and (ii) the expected gross proceeds of the sale of Registrable Securities under such registration statement would equal or exceed $2,000,000, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 7(b); provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to Section 7(b)(iii), other than a registration from which the Registrable Securities of Holders have been excluded with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration. If requested by such Holders upon the advice of the underwriter, the Company shall register such Registrable Securities on Form S-1 or any successor registration form.

                                    (B) Underwriting.  If the Holders initiating
the registration request under this Section 7(b)(ii) ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request, and the Company shall include such information in the written notice referred to in

Section 7(b)(ii)(A). In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder determined based on the number of Registrable Securities held by such Holders being registered). All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision of this Section 7(b)(ii), if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company and any selling security holder other than the Holders are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                                    (C) Maximum Number of Demand  Registrations.
The Company shall be obligated to effect only one (1) such registration pursuant to this Section 7(b)(ii).

                                    (D) Deferral. Notwithstanding the foregoing,
if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 7(b)(ii) a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                                    (E)  Expenses.   All  expenses  incurred  in
connection with any registration pursuant to this Section 7(b)(ii), including without limitation all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 7(b)(ii) shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 7(b)(ii) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of such majority agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 7(b)(ii) (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Effect not known to the Holders at the time of their request for such registration and have withdrawn their request for registration after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 7(b)(ii).

                           (iii)  Piggyback  Registrations.  The  Company  shall
notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or any merger or other corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                                    (A)   Underwriting.    If   a   registration
statement under which the Company gives notice under this Section 7(b)(iii) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in such a registration pursuant shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters); provided, however, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting; provided; however, that the securities to be included in the registration and the underwriting shall be allocated, (1) first to the Company (provided, however, that a minimum of twenty percent (20%) of the number of Registrable Securities that each holder of ten percent (10%) or more of the then outstanding Common Stock (where any Registrable Securities that are not shares of Common Stock but are exercisable or exchangeable for, or convertible into, shares of Common Stock, shall be deemed to have been so exercised, exchanged or converted for such purpose) must also in any event be included), (2) second, to the extent the managing underwriter determines additional securities can be included after compliance with Clause (1), to each of the Holders and other holders of registration rights on a parity with the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities and other securities entitled to registration then held by each such Holder or other holder, and (3) third, to the extent the managing underwriter determines additional securities can be included after compliance with Clauses (1) and (2), any shares or other securities held by any person who is an employee, officer or director of the Company (or any subsidiary of the Company) or any other person. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                                    (B)  Expenses.   All  expenses  incurred  in
connection with a registration pursuant to this Section 7(b)(iii) (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

                                    (C) Not  Demand  Registration.  Registration
pursuant to this Section 7(b)(iii) shall not be deemed to be a demand registration as described in Section 7(b)(ii) above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 7(b)(iii).

                           (iv) Form S-3 Registration. The Company shall use all
reasonable commercial efforts, on or prior to the one hundred and twentieth (120th) day after the date of Closing, cause to be filed and become effective with the SEC a Registration Statement on Form S-3 relating to all of the Registrable Securities and up to 50,000 shares of Common Stock held by Brian Swift (in the event such registration statement is not effective at the expiration of such 120-day period, the Company shall continue to use all reasonable commercial efforts to cause it to become effective until it becomes effective); provided; however, that in the event Form S-3 is not available to the Company, the Company shall file such other form as may be available if Holders who hold Registrable Securities with a market value of at least One Million Dollars ($1,000,000) deliver a written request to the Company that the Company do so, where such market value is determined as of the date of such written request. The Company shall use its best efforts to cause any such Registration Statement to become effective as promptly as possible after such filing and shall also use its best efforts to obtain any related qualifications, registrations or other compliances that may be necessary under any applicable "blue sky" laws. In connection with such registration, the Company will:

                                    (A) Notice.  Promptly give written notice to
the Holders of the proposed registration and any related qualification or compliance; and

                                    (B)  Registration.  Prior to the one hundred
and twentieth (120th) day after the day of Closing, effect such registration and all such qualifications and compliances and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7(b)(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                                    (C)  Expenses.  The  Company  shall  pay all
expenses incurred in connection with each registration requested pursuant to this Section 7(b)(iv), excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders, including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel.

                                    (D) Deferral. Notwithstanding the foregoing,
if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 7(b)(iv), a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period, and the period of time that the Company is obligated to maintain the effectiveness of any registration statement under Clause (F) below shall be extended for the length of any such period of deferral.

                                    (E)  Not  Demand   Registration.   Form  S-3
registrations  shall not be deemed to be demand  registrations  as  described in
Section 7(b)(ii) above.

                                    (F)  Maintenance.  The Company shall use all
commercially reasonable efforts to maintain the effectiveness of any Form S-3 registration statement filed under this Section 7(b)(iv) until the earlier of:
(a) the date on which all of the Registrable Securities have been sold; and (b) the second anniversary of the Closing; provided, however, that unless all of the Registrable Securities held by each Investor as of such second anniversary could then be sold in a single transaction in accordance with Rule 144 under the Securities Act without exceeding the volume limitations thereof, if the Company receives written notice from each Investor that each Investor may be deemed to be an "affiliate" of the Company for purposes of the Securities Act, the date in this Clause (b) shall be extended until each Investor advises the Company that it no longer has any reasonable basis to believe it is such an "affiliate."

                           (v) Obligations of the Company.  Whenever required to
effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

                                    (A) Registration Statement. Prepare and file
with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective; provided, however, that, except as otherwise required by in this Section 7(b), the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

                                    (B) Amendments and Supplements.  Prepare and
file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                                    (C)  Prospectuses.  Furnish  to the  Holders
such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                                    (D) Blue Sky.  Use  commercially  reasonable
efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                                    (E)  Underwriting.   In  the  event  of  any
underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including, without limitation, customary indemnification of the underwriters by the Company), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, however, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering.

                                    (F)  Notification.  Notify  each  Holder  of
Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                    (G) Opinion and Comfort Letter.  Furnish, at
the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) in the event that such securities are being sold through underwriters, a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

                           (vi)  Furnish  Information.  It shall be a  condition
precedent to the obligations of the Company to take any action pursuant to Sections 7(b)(ii), (iii) or (iv) that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

                           (vii)  Indemnification.  In the event any Registrable
Securities are included in a  registration  statement  under Sections  7(b)(ii),
(iii) or (iv):

                                    (A) By the Company.  To the extent permitted
by law, the Company will indemnify and hold harmless each Holder, the partners, officers, shareholders, employees, representatives and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                                             (x) any untrue statement or alleged
untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                                             (y)   the   omission   or   alleged
omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                                             (z)  any   violation   or   alleged
violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a
Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person of such Holder.

                                    (B)  By  Selling  Holders.   To  the  extent
permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, officers, shareholders, employees, representatives and directors and any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such officer or director, controlling person, underwriter or other such Holder, partner, officer, shareholder, employee, representative, director or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such officer or director, controlling person, underwriter or other Holder, partner, officer, shareholder, employee, representative, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this subsection or otherwise in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                                    (C)  Notice.  Promptly  after  receipt by an
indemnified party under of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability except to the extent the indemnifying party is prejudiced as a result thereof.

                                    (D) Defect  Eliminated in Final  Prospectus.
The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                                    (E)  Contribution.  In order to provide  for
just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                                    (F) Survival. The obligations of the Company
and Holders under this Section 7(b)(vii) shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

                           (viii) Termination of the Company's Obligations.  The
Company shall have no obligations pursuant to this Section 7(b) with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 7(b)(ii), (iii) or (iv) more than four (4) years after the date of this Agreement, or, if earlier, the date on which each Holder receives a written opinion of counsel to the Company, reasonably acceptable to counsel for the Holder, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder. The Company and Flanders Language Valley hereby agree that Section 2 of that certain Investor Rights Agreement, dated June 30, 1997, between the Company and Flanders Language Valley is hereby terminated and is no longer in any force or effect.

                           (ix) No Registration Rights to Third Parties. Without
the prior written consent of the Holders of sixty-six and two-thirds percent (66 2/3%) of the Series A Preferred Stock then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 registration rights described in this Section 7, or otherwise) relating to shares of the Company's Common Stock or any other securities of the Company.

                           (x)  Suspension   Provisions.   Notwithstanding   the
foregoing subsections of this Section 7 (b), the Company shall not be required to take any action with respect to the registration or the declaration of effectiveness of the registration statement following written notice to the Holders from the Company (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event that the Company believes, in good faith, requires additional disclosure of material, non-public information by the Company in the registration statement that the Company believes it has a bona fide business purpose for preserving confidentiality or that renders the Company unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Securities Exchange Act, as in effect at any relevant time (the "Rules and Regulations")) that would result in (1) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus issued under the registration statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company (1) shall not issue a Suspension Notice more than once in any 12 month period, (2) shall use its best efforts to remedy, as promptly as practicable, but in any event within 60 days of the date on which the Suspension Notice was delivered, the circumstances that gave rise to the Suspension Notice and deliver to the Holders notification that the Suspension Notice is no longer in effect and (3) shall not issue a Suspension Notice for any period during which the Company's executive officers are not similarly restrained from disposing of shares of the Company's Common Stock. Upon receipt of a Suspension Notice from the Company, all time limits applicable to the Holders under this Section 7(b) shall automatically be extended by an amount of time equal to the amount of time the Suspension Notice is in effect, the Holders will forthwith discontinue disposition of all such shares pursuant to the registration statement until receipt from the Company of copies of prospectus supplements or amendments prepared by or on behalf of the Company (which the Company shall prepare promptly), together with a notification that the Suspension Notice is no longer in effect, and if so directed by the Company, the Holders will deliver to the Company all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice.

                  (c) Obligations Regarding Confidential Information. Confidential Information (as defined below) shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below. For purposes of this Agreement, the term "Confidential Information" refers to the following items: (i) the existence of this Agreement and the Right of First Refusal and Co-Sale Agreement, of even date herewith, among Intel Corporation ("Intel" or the "Lead Investor"), William Welling, Flanders Language Valley and Edmund Shea (collectively, the "Transaction Agreements"), and (ii) the terms and provisions of the Transaction Agreements, provided, however, that Confidential Information shall not include any information that was (i) publicly known and generally available in the public domain prior to its disclosure by the Company, (ii) becomes publicly known and generally available in the public domain through no action or inaction on the part of the Company or (iii) becomes publicly known by consent or action of the Lead Investor.

                           (i) Press Releases,  Etc. No  announcement  regarding
the Confidential Information in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Company and the Lead Investor.

                           (ii)  Permitted   Disclosures.   Notwithstanding  the
foregoing, (i) any party may disclose any of the Confidential Information to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; and (ii) the Lead Investor may disclose its investment in the Company and other Confidential Information to third parties or to the public at its sole discretion and, if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by each Investor.

                           (iii)  Legally  Compelled  Disclosure.  Except to the
extent required by law or judicial or administrative order or except as provided herein, the Company shall not disclose any Confidential Information without the Lead Investor's prior written approval; provided, however, that the Company may disclose any Confidential Information, to the extent required by law or judicial or administrative order, provided that if such disclosure is pursuant to judicial or administrative order, the Company will notify the Lead Investor promptly before such disclosure and will cooperate with the Lead Investor to seek confidential treatment with respect to the disclosure if requested by the Lead Investor; and provided further that if such disclosure is required pursuant to law or the rules and regulations of any federal, state or local governmental authority or any regulatory body, the parties will cooperate to seek confidential treatment to the maximum extent, in the reasonable judgment of counsel of the Company, possible under law. Notwithstanding the foregoing provisions or any other provision to the contrary, the Company agrees that, except to the extent required by judicial or administrative order, which the Company shall resist to the maximum extent possible under law, the Company will not disclose the identity of the Lead Investor or describe the Lead Investor other than as a "corporate investor" in any public filing, advertisement, news release or professional or trade publication or in any other manner without the Lead Investor's prior written consent (which consent generally will not be granted) and will not file any of the Transaction Agreements (the "Exhibit Filing") with any governmental authority or any regulatory body; provided, however, that to the extent required under the Rules and Regulations, the Company may (A) file this Agreement as an exhibit to any filing required to be made by the Company under the Exchange Act, (B) identify the Lead Investor as "Intel Corporation" and (C) describe the material terms of the Lead Investor's investment. The Company agrees that it will provide the Lead Investor with drafts of any documents, press releases or other filings (including, without limitation, the filing permitted by the proviso of the immediately preceding sentence) in which the Company desires to disclose any Transaction Agreement, the transactions contemplated thereby or any other Confidential Information is disclosed at least three (3) business days prior to the filing or disclosure thereof, and that it will make any changes to such materials as requested by the Lead Investor unless advised by counsel that the Rules and Regulations require otherwise. Unless permitted by the terms of this Section, the Company will not disclose any Confidential Information or file any Transaction Agreements if the Lead Investor has objected to such disclosure or filing. The Company will not, except as permitted above, file any of the Transaction Agreements with any governmental authority or any regulatory body, or disclose the identity of the Lead Investor or any other Confidential Information in any filing.

                           (iv) Prior to the  execution of this  Agreement,  the
Company and the Lead Investor will agree on the content of a joint press release announcing the existence of this Agreement, which press release will be issued as mutually agreed by the Company and the Lead Investor.

                           (v) No party  will be  required  to  disclose  to any
other party any confidential information of any third party without having first obtained such third party's prior written consent.

                           (vi)  Other  Information.   The  provisions  of  this
Section 7(c) shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and the Lead Investor (including, without limitation, any exchanges of information with any the Lead Investor board observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 120110, dated July 30, 1998, executed by the Company and the Lead Investor, and any Confidential Information Transmittal Records provided in connection therewith.

                  (d)      Board and Committee Observer.

                           (i) So long as the Lead  Investor,  together with its
subsidiaries of which the Lead Investor beneficially owns, either directly or indirectly, at least fifty percent (50%) of the voting securities (each a "Majority Owned Subsidiary" and collectively, the "Majority Owned Subsidiaries"), hold the equivalent, on an as-converted basis, of at least five percent (5%) of the then outstanding Common Stock of the Company, such number to be proportionately adjusted for stock splits, stock dividends and similar events, the Company will permit a representative of such Investor, reasonably acceptable to the Company (a "Representative"), to attend all meetings of the Board and all committees of the Board, whether in person, telephonic or other, in a non-voting, observer capacity and shall provide to the Lead Investor, concurrently with the members of the Board or such Board committee, notice of such meeting and a copy of all materials provided to such members. Subject to the termination provisions set forth immediately below, the Company will also permit a Representative of Zero Stage Capital VI, LLP, a Massachusetts partnership ("ZSC") to attend all meetings of the Board and all committees of the Board, whether in person, telephonic or other, in a non-voting, observer capacity, shall provide to ZSC, concurrently with the members of the Board or such Board committee, notice of such meeting and a copy of all materials provided to such members, and shall reimburse such Representative for his or her reasonable travel expenses incurred in connection with attending such Board meetings in person. The rights of ZSC set forth in the preceding sentence shall begin at the Second Closing and shall terminate without further action by the Company upon the earlier to occur of (1) September 17, 2001 or (2) such time as ZSC is the beneficial owner of the equivalent of less than 100,000 shares of Series A Preferred Stock of the Company (whether or not such shares have been converted to shares of Common Stock), such number to be proportionately adjusted for stock splits, stock dividends and similar events. A majority of the disinterested members of the Board shall be entitled to recuse each Representative from portions of any Board or Board committee meeting and to redact portions of Board or Board committee materials delivered to the Representative where and to the extent that such majority determines by resolution, in good faith, that: (a) such refusal is reasonably necessary, in the opinion of counsel to the Company, to preserve attorney-client privilege with respect to a material matter; or (b) the presence of the Representative would materially inhibit deliberations by the Board or would otherwise be materially injurious to the Company in such circumstances.

                           (ii)  Exchanges  of   confidential   and  proprietary
information between the Company and the Lead Investor's Representative shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 120110, dated July 30, 1998, executed by the Company and the Lead Investor, and any Confidential Information Transmittal Records provided in connection therewith. Exchanges of confidential and proprietary information between the Company and the ZSC's Representative shall be governed by the terms of the Non-Disclosure Agreement between such parties of even date hereof. The Company acknowledges that each Representative may, from time to time, have information that may be of interest to the Company ("Information") regarding a wide variety of matters including, by way of example only, (a) the Lead Investor's technologies, plans and services, and plans and strategies relating thereto, (b) current and future investments the Lead Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, companies, technologies, products and services that may be competitive with the Company's, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Representative. The Company, as a material part of the consideration for this Agreement, agrees that the Lead Investor and its Representative shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Lead Investor's ability to pursue opportunities based on such Information or that would require the Lead Investor or Representative to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

                  (e)      Rights of Participation.

                           (i)  General.  Until  the  expiration  of  the  first
anniversary of the Closing (such period from the date hereof through such first anniversary being referred to herein as the "Initial Rights Period"), each Investor and each other person or entity to whom rights under this Section 7(e) have been duly assigned (each of such Investor and each such assignee, a "Participation Rights Holder") shall have a right of first refusal to purchase all New Securities (as defined below) that the Company may from time to time issue during such period (such New Securities would be allocated among the Participation Rights Holders who elect to exercise their right to purchase such New Securities on a pro rata basis according to the number of Purchased Shares held by each such Participation Rights Holder (where any shares of Common Stock held as a result of conversion of Purchased Shares shall be deemed for these purposes to still be Purchased Shares)). From the date of expiration of the Initial Rights Period through the date ten (10) days prior to the consummation by the Company of a registered public offering of shares of the Common Stock in which the gross proceeds to the Company exceed Fifteen Million Dollars ($15,000,000), each Investor and each other Participation Rights Holder shall have a right of first refusal to purchase such Participation Rights Holder's Pro Rata Share (as defined below) of all New Securities that the Company may from time to time issue after the Closing Date. The rights described in the preceding two sentences, as further described in this Clause (e), are referred to as the "Right of Participation". Notwithstanding the foregoing, a Participation Rights Holder shall not have the Right of Participation with respect to any issuance of New Securities that would result in less than a ten percent (10%) reduction in such Participation Rights Holder's Pro Rata Share (where prior issuances of New Securities in which the such Participation Rights Holder was not entitled to participate are aggregated with the issuance in question for purposes of such ten percent (10%) calculation).

                           (ii) Pro Rata  Share.  "Pro Rata Share"  means,  with
respect to each Participation Rights Holder, the ratio of the following numbers calculated immediately prior to the issuance of the New Securities giving rise to the Right of Participation: (A) the Participant Share Number (as defined below) for such Participation Rights Holder, to (B) the difference between (1) the sum of (a) the total number of shares of Common Stock, Series A Preferred Stock and other voting capital stock of the Company then outstanding, plus (b) the number of shares of voting capital stock issuable upon the exercise, conversion or exchange of any other security of the Company then outstanding and
(2) the number of Dilutive Securities issued since the last Notice Date (as defined below in Section 7(f)(vii), excluding any Maintenance Securities issued pursuant to the last Maintenance Notice.

                           (iii)  New  Securities.  "New  Securities"  means any
Common Stock, Preferred Stock or other voting capital stock or security of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock or other voting capital stock or security, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Common Stock, Preferred Stock or other voting capital stock or security; provided, however, that the term "New Securities" shall not include:

                                    (A) any shares of Common  Stock (or  options
or warrants therefor) issued to employees, officers, directors or consultants of the Company pursuant to any finder's fee agreements or stock purchase or stock option incentive plans approved by the Board;

                                    (B) the  Purchased  Shares issued under this
Agreement;

                                    (C)  shares  of  Common  Stock  issued  upon
conversion of any Purchased Shares;

                                    (D) any securities issued in connection with
any  stock  split  stock,   dividend  or  other   similar  event  in  which  all
Participation Rights Holders are entitled to participate on a pro rata basis;

                                    (E) any securities issued upon the exercise,
conversion or exchange of any outstanding security if such outstanding security constituted a New Security; or

                                    (F) any  securities  issued  pursuant to the
acquisition of another Person by the Company by consolidation, merger, purchase of assets, or other reorganization.

                           (iv)  Participant  Share Number.  "Participant  Share
Number", with respect to a Participant Rights Holder, means the sum of (1) the number of Series A Preferred Stock held by such Participant, (2) the number of shares of Common Stock converted from Series A Preferred Stock held by such Participant, (3) the number of shares of other voting capital stock or security of the Company held by such Participant, and (4) the number of shares of Series A Preferred Stock, Common Stock or other voting capital stock or security issuable upon the exercise, conversion or exchange of any other security of the Company held by such Participant.

                           (v) Procedures.  If the Company proposes to undertake
an issuance of New Securities (in a single transaction or a series of related transactions) in circumstances that entitled a Participation Rights Holder to participate therein in accordance this Clause (e), the Company shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the "Participation Notice"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) business days from the date of receipt of any such Participation Notice to agree in writing to purchase up to the maximum number of such New Securities that such Participation Rights Holder is entitled to purchase for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such maximum). If any Participation Rights Holder fails to so agree in writing within such 15 business day period, then such Participation Rights Holder shall forfeit the right hereunder to participate in such sale of New Securities; provided, however, that until the first anniversary of the date hereof, any Participation Rights Holders that have elected to exercise their Right of Participation shall be entitled to exercise such right with respect to any New Securities where such right has been forfeited by such other Participation Rights Holder(s), and the Company shall follow repeat the procedures set forth in this Clause (e)(v) to ascertain whether the electing Participation Rights Holders desire to purchase such other New Securities. All sales hereunder that occur before the first anniversary of the date hereof shall be consummated concurrently with the closing of the transaction triggering the Right of Participation.

                           (vi) Failure to Exercise. Upon the expiration of such
fifteen (15)  business  day period,  the Company  shall have one hundred  twenty
(120) days thereafter, subject to extensions for regulatory compliance, to sell the New Securities described in the Participation Notice (with respect to which the Participation Rights Holders' rights of first refusal hereunder were not exercised), or enter into an agreement to do so within sixty (60) days thereafter (which agreement must be consummated within one hundred twenty (120) days after its execution, subject to extensions for regulatory compliance), at the price (or a higher price) and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice. If the Company has not issued and sold such New Securities within such 120-day period, or entered into an agreement to do so within sixty (60) days thereafter (and consummated such agreement within such 120-day period), then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 7(e).

                  (f)      Right of Maintenance.

                           (i) General.  Each Participation Rights Holder shall,
pursuant to the terms and conditions of this Section 7(f), have the right to purchase from the Company Dilutive Securities (as defined below) ("Maintenance Securities"), as a result of issuances by the Company of Dilutive Securities that from time to time are issued after the Closing Date and before the expiration of the Initial Rights Period, solely in order to maintain such Participation Rights Holder's Prior Percentage Interest (as defined below) in the Company (the "Right of Maintenance"). Each right to purchase Maintenance Securities pursuant to this Section 7(f) shall be on the same terms (other than price to the extent provided otherwise below) as the issuance of the Dilutive Securities that gave rise to the right to purchase such Maintenance Securities.

                           (ii) Dilutive Securities. "Dilutive Securities" means
any Common Stock, Preferred Stock or other voting capital stock or security (including, without limitation, any Common Stock, voting Preferred Stock or other voting capital stock or security issued upon the exercise, conversion or exchange of any other securities) of the Company, whether now authorized or not; provided, however, that the term "Dilutive Securities" shall not include:

                                    (A) the  Purchased  Shares issued under this
Agreement;

                                    (B)  shares  of  Common  Stock  issued  upon
conversion of any Purchased Shares;

                                    (C) any securities issued in connection with
any stock split, stock dividend or similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

                                    (D) any  securities  for which the  issuance
gave rise to a Right of Participation (regardless of whether any such right was exercised) or to a Corporate Event;

                                    (E)  any   securities   issuable   upon  the
exercise, conversion or exchange of any securities described in (C) or (D) above; or

                                    (F) shares of Common Stock issued as awards,
including pursuant to exercise of options granted, to employees, officers and directors under any plans approved by the Board.

                           (iii) Purchase Price.  The per share "Purchase Price"
of the Maintenance Securities shall equal the lower of (1) the sales price of the Dilutive Securities, (2) the price agreed to in good faith between by the Board and the Participation Rights Holder and (3) the average Market Price (as defined below) of such Maintenance Securities over the ten (10) trading days immediately preceding the date on which the Participation Rights Holder elects to purchase such Maintenance Securities. If the issuance of any Dilutive Securities occurs upon the exercise, conversion or exchange of other securities ("Exchangeable Securities"), then the per share price at which such Dilutive Securities shall be deemed to have been issued shall be the sum of (x) the per share amount paid upon such exercise, conversion or exchange, plus (y) the per share amount previously paid for the Exchangeable Securities (adjusted for any stock splits, stock dividends or other similar events). For purposes of this
Section 7(f)(iii), "Market Price" means, as to any Maintenance Securities on a given day, the average of the closing prices of such security's sales on the principal domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq SmallCap Market as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted on the Nasdaq SmallCap Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Maintenance Securities are not listed on any domestic securities exchange or quoted on the Nasdaq SmallCap Market or the domestic over-the-counter market ("Unlisted Securities"), the "Market Price" shall be the fair value thereof determined jointly by the Company and the Holder.

                           (iv)  Alternative  Purchase Price. If a Participation
Rights Holder does not elect to purchase its Maintenance Amount at the time of issuance of any Dilutive Securities specified in a Maintenance Note, and in the written opinion of the Company's independent auditors, made available to each Participation Rights Holder upon request, the effect of determining the Purchase Price after such issuance pursuant to Clause (iii) above would require the Company to take a charge against earnings in accordance with GAAP, then for purposes of this Section 7(f) "Purchase Price" shall mean the Market Price on the date the Participation Rights Holder elects to purchase its Maintenance Amount.

                           (v)  Consideration   Other  than  Cash.  If  Dilutive
Securities or Exchangeable Securities were issued for consideration other than cash, the per share amounts paid for such Dilutive Securities or Exchangeable Securities shall be determined jointly in good faith by the Company and the Participation Rights Holder.

                           (vi) Appraiser.  If the Company and the Participation
Rights Holder are unable to reach agreement within a reasonable period of time with respect to (1) the Market Price of Unlisted Securities or (2) the per share amounts paid for Dilutive Securities or Exchangeable Securities issued for consideration other than cash, such Market Price or per share amounts paid, as the case may be, shall be determined by an appraiser jointly selected by the Company and the Participation Rights Holder. The determination of such appraiser shall be final and binding on the Company and the Participation Rights Holder. The fees and expenses of such appraiser shall be paid for by the Company.

                           (vii)  Prior  Percentage  Interest.  A  Participation
Rights Holder's "Prior Percentage Interest" for purposes of the Right of Maintenance is the ratio of (A) the Participant Share Number for such Participation Rights Holder as of the date of such Maintenance Notice (the "Notice Date"), to (B) the difference between (1) the sum of (a) the total number of shares of Common Stock, Series A Preferred Stock and other voting capital stock and securities of the Company outstanding on the Notice Date, plus, (b) the number of shares of voting capital stock or securities issuable upon the exercise, conversion or exchange of any other security of the Company outstanding as of such date (assuming, for purposes of Clauses (a) and (b), the Common Stock or other securities described in such Maintenance Notice are not issued), and (2) the total number of Dilutive Securities issued since the later of the Closing Date and the last Notice Date (but excluding any Maintenance Securities issued pursuant to the last Maintenance Notice).

                           (viii)  Maintenance  Amount.  A Participation  Rights
Holder's "Maintenance Amount" with respect to any Maintenance Notice shall equal such number of Maintenance Securities as shall (upon purchase thereof in full by the Participation Rights Holder) enable such Participation Rights Holder to maintain its Prior Percentage Interest on a fully-diluted basis. As an example, assume that the Company had 10,000 shares outstanding and the Participation Rights Holder holds 20% of such shares (or 2,000 shares). The Company first issues 400 shares to a third party ("Issuance 1"), an amount insufficient to trigger a Notice of Issuance pursuant to Section 7(f)(ix). The Company then proposes to issue 4,600 shares to a third party ("Issuance 2"), an amount that triggers a Maintenance Notice. The Participation Rights Holder shall have the right to maintain its 20% interest after considering Issuances 1 and 2 and the new shares issued to the Participation Rights Holder. In this example, the Participation Rights Holder shall have the right to purchase an additional 1,250 shares, thereby resulting in the Participation Rights Holder holding 20% of the securities outstanding (3,250 shares out of 16,250 shares).

                           (ix) Maintenance Notice. Within fifteen (15) business
days after the first anniversary of the Closing Date, and at least fifteen (15) business days before each issuance of Dilutive Securities that when cumulated with all prior issuances of Dilutive Securities since the later of (i) the Closing Date and (ii) the date of the last Notice Date (which, as a result of which, the Participation Rights Holder had an opportunity to purchase Maintenance Securities), would result in a ten percent

(10%) or greater reduction in a Participation Rights Holders' Prior Percentage Interest, the Company shall give to each Participation Rights Holder written notice (the "Maintenance Notice") describing the number of Dilutive Securities issued since such prior Notice Date and the price and non-price terms upon which the Company issued such Dilutive Securities, and the Maintenance Amount that such Participation Rights Holder is entitled to purchase as a result of such issuances.

                           (x)  Purchase  of   Maintenance   Securities.   If  a
Participation Rights Holder exercises its right to purchase Dilutive Securities, such Participation Rights Holder shall have thirty (30) days after the issuance of the Dilutive Securities specified in the applicable Maintenance Notice to purchase its Maintenance Amount at the Purchase Price (as determined in accordance with this Section 7(f)) and upon the other terms and conditions specified in the Maintenance Notice. The closing of such purchase shall occur within ten (10) days after such election to purchase. If any Participation Rights Holder fails to elect to purchase such Participation Rights Holder's full Maintenance Amount of Maintenance Securities within such 30-day period, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Maintenance Amount that it did not so elect to purchase.

                           (xi)  Termination.  The Company's  obligations  under
this Section 7(f) shall terminate upon the expiration of the Initial Rights Period.

                  (g)      Rights in the Event of a Corporate Event.

                           (i) Corporate  Events. A "Corporate Event" shall mean
any of the following, whether accomplished through one or a series of related transactions: (A) any transaction, other than an Acquisition Issuance (as defined below), that results in a greater than twenty percent (20%) change in the total outstanding number of voting securities (which, for purposes of this Agreement, shall mean all securities of the Company that presently are, or would be upon conversion, exchange or exercise, entitled to vote in the election of directors) of the Company immediately prior to such issuance (other than any such change solely as a result of a stock split, stock dividend or other recapitalization affecting holders of Common Stock and other classes of voting securities of the Company on a pro rata basis); (B) an acquisition of the Company or any of its "Significant Subsidiaries" (as defined in the SEC's Rule 1-02(w) of Regulation S-X) by consolidation, merger, share purchase or exchange or other reorganization or transaction in which the holders of the Company's or such Significant Subsidiary's outstanding voting securities immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company, any such Significant Subsidiary or the Person issuing such securities or surviving such transaction, as the case may be, provided that this clause (B) shall not apply to the pro rata distribution by the Company to its shareholders of all the voting securities of any of its subsidiaries; (C) the acquisition of all or substantially all the assets of the Company or any Significant Subsidiary; (D) the grant by the Company or any of its Significant Subsidiaries of an exclusive license for any material portion of the Company's or such Significant Subsidiary's Intellectual Property to a Person other than the Lead Investor or any of its subsidiaries; and (E) any transaction or series of related transactions that results in the failure of the majority of the members of the Board immediately prior to the closing of such transaction or series of related transactions failing to constitute a majority of the Board (or its successor) immediately following such transaction or series of related transactions.

                           (ii) Notice of Corporate Events and Ten Percent (10%)
Acquisitions. Until expiration of the Initial Rights Period, the Company shall provide the Lead Investor with detailed written notice of terms of any offer (written or oral) from any Person: (A) for a proposed Corporate Event or (B) to acquire ten percent (10%) or more of the Company's outstanding voting securities. Any notice shall be delivered to the Lead Investor within two (2) business days after the date the Company first becomes aware of such offer or proposed Corporate Event or ten percent (10%) acquisition. Without limiting the generality of the foregoing, such notice shall set forth the identity(ies) of the Person(s) involved, the consideration to be paid and all other material terms and conditions. If such offer is in writing (whether in the form of a letter of intent, term sheet or otherwise), the Company shall deliver a copy thereof to the Lead Investor.

                           (iii)  Right of First  Refusal.  During  the  Initial
Rights Period, the Company shall, prior to effecting or entering into any agreement for any Corporate Event, present to the Lead Investor in writing a summary of the expected final terms and conditions of the proposed Corporate Event, including the name of the other party or parties to the Corporate Event and a copy of the draft agreements that the Company is prepared to enter into (such information and agreements, a "Final Notice"). The Lead Investor shall have fifteen (15) business days after the date of receipt of the Final Notice to deliver written notice to the Company agreeing to enter into a written agreement with the Company on substantially the same terms and conditions specified in the Final Notice, which agreement shall nevertheless provide for consummation of the transaction within one-hundred twenty (120) days after the date of delivery of the Final Notice (such 120 day period subject to extensions for regulatory compliance). During such 15 business day period, the Lead Investor shall be entitled to conduct due diligence with the reasonable cooperation of the Company. If the Lead Investor fails to so agree in writing within such 15 business day period, for a period of one hundred twenty (120) days thereafter (subject to extension for regulatory compliance, the Company shall have the right to enter into an agreement regarding such Corporate Event with the party or parties specified in the applicable Final Notice.

                           (iv) Right of Resale. If the Lead Investor shall fail
to  exercise  its right of first  refusal as to a  Corporate  Event  pursuant to
Section 7(g)(iii), such Investor shall, upon the Company's entering into an agreement to consummate a Corporate Event, have the right to sell to the Company any or all Purchased Shares and Conversion Shares. Such sale shall be made on the following terms and conditions:

                                    (A) The price per share at which such shares
are to be sold to the Company shall be equal to the greater of: (1) the Per Share Purchase Price and (2) either the highest price per share of capital stock (or equivalent) paid in connection with the Corporate Event or, if the transaction involves the sale of a Significant Subsidiary or assets or the licensing of Intellectual Property, the Lead Investor's pro rata share of the consideration received, directly or indirectly, by the Company in such transaction based on its then fully-diluted ownership of the Company's capital stock.

                                    (B) Immediately prior to the consummation of
the Corporate Event, the Lead Investor shall deliver to the Company the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                                    (C) The Company shall,  assuming its receipt
of the  certificate  or  certificates  for the  shares  to be  sold by the  Lead
Investor, pay the aggregate purchase price therefor in cash immediately upon consummation of the Corporate Event.

                           (v) Right of Notification  and  Negotiation.  For the
one year period following the end of the Initial Rights Period, the Company shall, prior to the Board's approving or disapproving a Corporate Event or the Company's or any of its subsidiaries' entering into a definitive agreement with respect to a Corporate Event, notify the Lead Investor of all material terms and conditions of such Corporate Event and then attempt to negotiate in good faith with such Investor for a period of not less than fifteen (15) business days for the Lead Investor to acquire the Company (or Significant Subsidiary, assets or license, as the case may be) or enter into another Corporate Event with the Company. During such fifteen (15) business day period, the Lead Investor shall be entitled to conduct due diligence with the reasonable cooperation of the Company. During such fifteen (15) business day period, any alternative proposal made by the Lead Investor shall be submitted by the Company to the Board and the Board shall, in good faith, either approve or disapprove by resolution such Investor's alternative proposal. To the extent that the Company and the Lead Investor do not enter into an agreement with respect to such an acquisition or other Corporate Event during such fifteen (15) business day period, the Board shall be free to approve or disapprove such Corporate Event, and the Company shall be free to enter into a definitive agreement with respect to a Corporate Event with a third party and subsequently consummate such Corporate Event; provided, however, that such definitive agreement is entered into within one hundred twenty (120) days (subject to extensions for regulatory compliance) following termination of such fifteen (15) business day period; provided further, that if during such fifteen (15) business day period, the Lead Investor shall have made a written offer for the acquisition of the Company, the Corporate Event with such a third party shall be for at least at the price offered by such Investor and on other terms no less favorable to shareholders of the Company than the terms of the offer proposed by such Investor with respect to shareholders other than such Investor.

                           (vi)  Right to  Consent.  During the  Initial  Rights
Period, without the prior written consent of Holders of Sixty-Six and Two-Thirds Percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, the Company shall not (and shall not permit any of its subsidiaries to) enter into or agree to or consummate one or more acquisitions by it of securities or any business or assets of another Person where the aggregate consideration paid in connection with all such acquisitions is voting securities of the Company (or any other securities exercisable or exchangeable for or convertible into such voting securities) (an "Acquisition Issuance") constituting in the aggregate more than twenty percent (20%) of the Company's voting securities outstanding immediately after the consummation of the first such acquisition.

                  (h) Intellectual Property. For so long as the an Investor holds the equivalent on an as-converted base of at least five percent (5%) of the then outstanding Common Stock of the Company, the Company covenants that it will, where the Company in the exercise of reasonable judgment deems it appropriate, use reasonable business efforts to seek copyright and patent registration, and other appropriate intellectual property protection, for Intellectual Property of the Company.

                  (i) Covenant not to Sue. Company agrees that it shall not assert in any way a patent against Intel, its subsidiaries or affiliates, or their customers, direct or indirect, agents or contractors, for the manufacture, use, import, offer for sale, or sale of any of Intel's microprocessors or chipsets. It is understood and agreed that the foregoing covenant does not apply to the assertion of a patent for any infringement arising out of any software or software programming run on any of Intel's microprocessors or chipsets by a user of any of Intel's microprocessors or chipsets.

                  (j) Key Person Life Insurance. Within thirty (30) days of the date hereof, the Company will undertake commercially reasonable efforts to obtain term life insurance at reasonable rates on the life of William Welling in the amount of at least $1,000,000, as to which the Company will be the sole beneficiary.

         8. INDEMNIFICATION.

                  (a) Agreement to Indemnify.

                           (i) Company  Indemnity.  Each of the  Investors,  its
Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Investor Indemnitees") shall be indemnified and held harmless to the extent set forth in this Section 8 by the Company with respect to any and all Damages (as defined below) incurred by any Investor Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Company in this Agreement (including any exhibits and schedules hereto). Indemnification or other claims with respect to the other Transaction Agreements will be covered by the provisions of those agreements and not by this section, and indemnification for claims arising from the registration of Purchased Shares under Federal and state securities laws are covered by Section 7(b) and not this Section 8.

                           (ii) Investor Indemnity.  The Company, its respective
Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Company Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Section 8, by the Investor, in respect of any and all Damages incurred by any Company Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation. warranty, covenant or agreement made by the Investor in this Agreement. Indemnification or other claims with respect to the other Transaction Agreements will be covered by the provisions of those agreements and not by this Section 8, and indemnification for claims arising from the registration of Purchased Shares under Federal and state securities laws are covered by Section 7(b) and not this Section 8.

                           (iii)  Equitable  Relief.  Nothing  set forth in this
Section 8 shall be deemed to prohibit or limit any Investor Indemnitee's or Company Indemnitee's right at any time before, on or after the Closing, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform or comply with any covenant or agreement contained herein.

                  (b) Survival. All representations and warranties of the Investor and the Company contained herein and all claims of any Investor Indemnitee or Company Indemnitee in respect of any inaccuracy or misrepresentation in or breach hereof, shall survive the Closing until the third anniversary of the date of this Agreement, regardless of whether the applicable statute of limitations, including extensions thereof, may expire. All covenants and agreements of the Investor and the Company contained in this Agreement shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall expire by its terms). All claims of any Investor Indemnitee or Company Indemnitee in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of two years following the non-breaching party's obtaining actual knowledge of such breach.

                  (c) Claims for Indemnification. If any Investor Indemnitee or Company Indemnitee (an "Indemnitee") shall believe that such Indemnitee is entitled to indemnification pursuant to this Section 8 in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party (which for purposes hereof, in the case of an Investor Indemnitee, means the Company, and in the case of a Company Indemnitee, means the Investor) prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the twenty (20) business day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have twenty (20) business days following its receipt of such notice either (a) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (b) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such twenty (20) business day period, such Indemnitee shall be entitled to be indemnified for all Damages reasonably and proximately incurred by such Indemnitee in respect of such claim. If the Indemnifying Party objects to such claim in a timely manner, the senior management of the Company and such Indemnitee shall meet to attempt to resolve such dispute. If the dispute cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one (1) day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either party may begin litigation proceedings. Nothing in this section shall be deemed to require arbitration.

                  (d) Defense of Claims. In connection with any claim that may give rise to indemnity under this Section 8 resulting from or arising out of any claim or Proceeding against an Indemnitee by a person or entity that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim) but shall not be obligated to, upon written notice to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee's right to indemnity pursuant hereto to the extent provided herein (as such claim may have been modified through written agreement of the parties) and provides assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim to the extent provided herein if such claim or Proceeding is decided adversely; provided, however, that nothing set forth herein shall be deemed to require the Indemnifying Party to waive any crossclaims or counterclaims the Indemnifying Party may have against the Indemnified Party for damages. The Indemnified Party shall be entitled to retain separate counsel, reasonably acceptable to the Indemnifying Party, if the Indemnified Party shall determine, upon the written advice of counsel, that an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party in connection with such Proceeding. The Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such separate counsel to the extent the Indemnified Party is entitled to indemnification by the Indemnifying Party with respect to such claim or Proceeding under this Section 8(d). If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this Section 8(d), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of such Indemnitee, not to be unreasonably withheld; provided, however, that the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; provided further, that the Indemnifying party shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and provided further, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, directors, officers, employees and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, directors, officers, employees and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this Section 8(d). If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 8(d), such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate. If any Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, such Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

                  (e) Certain Definitions. As used in this Section 8, (a) "Affiliate" means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity; (b) "Associate" means, when used to indicate a relationship with any person or entity, (1) any other person or entity of which such first person or entity is an officer, director or partner or is, directly or indirectly. the beneficial owner of ten percent (10%) or more of any class of equity securities, membership interests or other comparable ownership interests issued by such other person or entity, (2) any trust or other estate in which such first person or entity has a ten percent (10%) or more beneficial interest or as to which such first person or entity serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such first person or entity who has the same home as such first person or entity or who is a director or officer of such first person or entity; (c) "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including
(1) interest on cash disbursements in respect of any of the foregoing at the prime rate of Bank of America NT&SA, as in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the date the party incurring such cash disbursement shall have been indemnified in respect thereof, and (2) reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party), and (d) "Proceeding" means any action, suit, hearing, arbitration, audit, proceeding (public or private) or investigation that is brought or initiated by or against any federal, state, local or foreign governmental authority or any other person or entity.

         9. ASSIGNMENT.  The rights of each Investor under Section 7(a), (b) and
(e) are transferable to any person who acquires the equivalent, on an as-converted basis, of at least five percent (5%) of the outstanding shares of the Common Stock (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like where all holders of the Common Stock participate on a pro rata basis); provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of
Section 7(c). The rights of the Lead Investor under Section 7(d) may not be assigned. The rights of each Investor under Section 7(f) and the rights of the Lead Investor under Section 7(g) may be assigned (in the case of 7(g), only in whole, and not in part) only to a Majority Owned Subsidiary; provided, however that no such assignment of such rights under Sections 7(f) and (g) shall be effective until the Company is given written notice by the assigning Investor stating the name and address of the assignee; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement. Notwithstanding anything in the foregoing to the contrary, this Agreement may not be assigned by any Investor in whole or in part to any Competitor of the Company. For purposes of this Section 9, a "Competitor" of the Company shall mean any company, one of whose principal lines of business is the development and/or marketing of any product similar to the Company's Town Square product line or any subset thereof, and/or call accounting, traffic engineering, facilities and alarm management, PBX security, voicemail/auto attendant or answer detection software and hardware systems that operate on personal computers, local area networks and stand-alone proprietary hardware and that are used primarily in the commercial and hospitality markets.

         10.      MISCELLANEOUS.

                  (a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  (b) Governing Law. This Agreement will be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

                  (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (d) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  (e) Notices. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as FedEx for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as each Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 9(e).

                  (f) No Finder's Fees. Each Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee for which such Investor or any of its officers, partners, employees or consultants, or representatives is responsible. The Company will indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee for which the Company or any of its officers, employees or consultants or representatives is responsible.

                  (g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares representing at least two-thirds of the total aggregate number of Purchased Shares then outstanding (excluding any of such shares that have been sold in a transaction in which rights under Section 7(b) are not assigned in accordance with this Agreement or sold to the public pursuant to SEC Rule 144 or otherwise). Any amendment or waiver effected in accordance with this Section 9(g) will be binding upon each Investor, the Company and their respective successors and assigns. Notwithstanding the foregoing, the provisions of Clauses
(b), (c), (d), (e), (f) and (g), Section 7 and Section 8 may not be amended without the written consent of the Company and each Investor, which may be withheld in either of their sole and absolute discretions.

                  (h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

                  (i) Entire Agreement. This Agreement, together with the other Transaction Agreement and all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements. understandings duties or obligations between the parties with respect to the subject matter hereof.

                  (j) Further Assurances. From and after the date of this Agreement upon the request of the Company or each Investor, the Company and each Investor will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  (k) Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used. it shall be deemed to mean "include, without limitation" or "including. without limitation." as the case may be. and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

                  (l) Fees, Costs and Expenses. All fees, costs and expenses (including attorney's' fees and expenses) incurred by either part hereto in connection with the preparation, negotiation and execution of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

                  (m) Competition. Nothing set forth herein shall be deemed to preclude, limit or restrict the Company's or each Investor's ability to compete with the other.

                  (n) Cooperation in HSR Act Filings.

                           (i) In the  event of a  conversion  of the  Purchased
Shares (or any other action by an Investor with respect to any Securities of the Company held by such Investor) that would require a filing by the Investor under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Investor and its respective affiliates (including any "ultimate parent entity", as defined in the HSR Act), and the Company and its respective affiliates (including any "ultimate parent entity", as defined in the HSR Act), shall promptly prepare and make their respective filings and thereafter shall make all required or requested submissions under the HSR Act or any analogous applicable law, if required. In taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any applicable actions, consents, approvals or waivers of governmental authorities; provided, however, that the parties hereto shall cooperate with each other in connection with the making of all such filings to the extent permitted by applicable law. Without limiting the generality of the foregoing, to the extent permitted by applicable law and so long as the following will not involve the disclosure of confidential or proprietary information of one party hereto to another, each party shall cooperate with the other by (a) providing copies of all documents to be filed to the non-filing party and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith and (b) providing to each other party copies of all correspondence from and to any governmental authority in connection with any such filing.

                           (ii)  Notwithstanding  the  foregoing,   neither  any
Investor nor any of its affiliates shall be under any obligation to comply with any request or requirement imposed by the Federal Trade Commission (the "FTC"), the Department of Justice (the "DofJ") or any other governmental authority in connection with the compliance with the requirements of the HSR Act, or any other applicable law, if the Investor, in the exercise of its reasonable discretion, deems such request or requirement unduly burdensome. Without limiting the generality of the foregoing, no Investor shall be obligated to comply with any request by, or any requirement of, the FTC, the DofJ or any other governmental authority: (i) to disclose information such Investor deems it in its best interests to keep confidential; (ii) to dispose of any assets or operations; or (iii) to comply with any proposed restriction on the manner in which it conducts its operations. In the event such Investor shall receive a second request in respect of its HSR Filing determined by it to be unduly burdensome and it shall prove unable to negotiate a means satisfactory to the Investor for complying with such burdensome second request, or the Federal Trade Commission or Department of Justice shall impose any condition on the Investor or its affiliates in respect thereof deemed unacceptable by the Investor, the Company and the Investor shall cooperate in good faith to negotiate an alternative transaction that provides such Investor with the economic benefits it would receive if it converted the Purchased Shares (or took any such other action referenced in the first parenthetical in the first sentence of Clause
(i)).


              [The remainder of this page is intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


XIOX CORPORATION                          INTEL CORPORATION

By: /s/ William H. Welling                By: /s/ Arvind Sodhani
    ----------------------------              ---------------------------------

Name: William H. Welling                  Name: Arvind Sodhani
      --------------------------                -------------------------------

Title: Chairman/CEO                       Title: Vice President and Treasurer
       -------------------------                 ------------------------------

Date Signed: Sept. 21, 1998               Date Signed: Sept. 21, 1998
             -------------------                       ------------------------

Address: 557 Airport Boulevard            Address: 2200 Mission College Blvd.
         Suite 700                                 Santa Clara, California 95052
         Burlingame, CA  94010
                                          Telephone No.:  (408) 765-1240
                                          Facsimile No.:   (408) 765-6038
Telephone No: (650) 375-8188
Facsimile No: (650) 375-3988              with a copy to:

with a copy to:                                  Intel Corporation
                                                 Attention: General Counsel
         Wilson Sonsini Goodrich & Rosati        2200 Mission College Blvd.
         Attention: Blair W. Stewart, Jr.        Santa Clara, California 95052
         650 Page Mill Road
         Palo Alto, California 94304
         Telephone No.: (650) 493-9300    with a copy to:
         Facsimile No.:  (650) 493-6811
                                                 Gibson, Dunn & Crutcher LLP
                                                 Attention: Kenneth R. Lamb
                                                 One Montgomery Street
                                                 Suite 2600
                                                 San Francisco, California 94104
                                                 Telephone No.: (415) 393-8382
                                                 Facsimile No.:  (415) 986-5309

             **** Stock Purchase and Investor Rights Agreement ****

FLANDERS LANGUAGE VALLEY C.V.A.             ZERO STAGE CAPITAL VI LIMITED
                                            PARTNERSHIP

By: Flanders Language Valley Management     By: Zero Stage Capital Associates
    N.V., Its General Manager                   VI, LLC

By: /s/ Philip Vermeulen                    By: /s/ Stanley L. Fung
    -----------------------------               ------------------------------

Name:    Philip Vermeulen                   Name: Stanley L. Fung
Its General Manager                               ----------------------------

                                            Title: General Partner
Date Signed: Sept. 21, 1998                        ---------------------------
             --------------------
                                            Date Signed: September 17, 1998
Address: Merghelynckstraat 4                             ---------------------
         8900 Ieper, Belgium
                                            Address: 101 Main Street, 17th Floor
                                                     Kendall Square
                                                     Cambridge, MA  02142
Telephone No: 011-32-57-30-30-42
Facsimile No:     011-32-9-372-4594         Telephone No.: (617) 876-5355
                                            Facsimile No.: (617) 876-1248
with a copy to:
                                            with a copy to:
       Brobeck, Phleger & Harrison, LLP
       Attention: Joel S. Smith                    Brobeck, Phleger & Harrison,
       550 West C Street, Suite 1300               LLP Attention: Joel S. Smith
       San Diego, California 92101                 550 West C Street, Suite 1300
       Telephone No.: (619) 234-1966               San Diego, California 92101
       Facsimile No.: (619) 234-3848               Telephone No.: (619) 234-1966
                                                   Facsimile No.: (619) 234-3848

             **** Stock Purchase and Investor Rights Agreement ****

GRUBER AND MCBAINE                        LAGUNITAS PARTNERS
INTERNATIONAL

By: /s/ Jon D. Gruber                     By: /s/ Jon. D. Gruber
    ------------------------------            -------------------------------

Name: Jon D. Gruber                       Name: Jon D. Gruber
      ----------------------------              -----------------------------
Title:                                    Title:
       ---------------------------               ----------------------------

Date Signed: 9-18-98                      Date Signed: 9-18-98
             ---------------------                     ----------------------

Address: 50 Osgood Place, Penthouse       Address: 50 Osgood Place, Penthouse
         San Francisco, CA 94133                   San Francisco, California
                                                   94133

Telephone No: (415) 981-2101              Telephone No.: (415) 981-2101
Facsimile No: (415) 956-7858              Facsimile No.: (415) 956-7858

             **** Stock Purchase and Investor Rights Agreement ****

COMPASS TECHNOLOGY PARTNERS, L.P.         COMPASS CHICAGO PARTNERS, L.P.

By: /s/ David G. Arscott                  By: /s/ David  G. Arscott
    ---------------------------------         ---------------------------------
    Compass Management Partners, L.P.         Compass Management Partners, L.P.
         (It's General Partner)                    (It's General Partner)
         ----------------------                    ----------------------

Name: David G. Arscott                    Name: David G. Arscott
      ----------------------------              ----------------------------

Title: General Partner                    Title: General Partner
       ---------------------------               ---------------------------

Date Signed: September 21, 1998           Date Signed: September 21, 1998
             ---------------------                     ---------------------

Address: 1550 El Camino Real              Address: 1550 El Camino Real
         Suite 275                                 Suite 275
         Menlo Park, CA  94025                     Menlo Park, CA  94025


Telephone No: (650) 322-7596              Telephone No: (650) 322-7596
Facsimile No: (650) 322-0588              Facsimile No: (650) 322-0588

             **** Stock Purchase and Investor Rights Agreement ****

THE ROGERS FAMILY TRUST                   ROY AND RUTH ROGERS UNIT TRUST
UTD 9/21/81                               UTD 9/28/89

By: /s/ Roy L. Rogers                     By: /s/ Roy L. Rogers
    ------------------------------            ------------------------------

Name: Roy L. Rogers                       Name: Roy L. Rogers
      ----------------------------              ----------------------------

Title: Trustee                            Title: Trustee
       ---------------------------               ---------------------------

Date Signed: Sept. 17, 1998               Date Signed: Sept. 17, 1998
             ---------------------                     ---------------------

Address: 27927 Briones Way                Address: 27927 Briones Way
         Los Altos, CA 94022                       Los Altos, CA 94022

Telephone No: (650) 854-2767              Telephone No: (650) 854-2767
Facsimile No: (650) 854-2276              Facsimile No: (650) 854-2276

             **** Stock Purchase and Investor Rights Agreement ****

ROBERT AND VIRGINIA MCAFEE                CHINA FIRST STEEL ROPES
DECLARATION AND AGREEMENT OF              MANUFACTURING CO., LTD.
TRUST DATED 2/15/91

By: /s/ Robert K. McAfee                  By: /s/ Min Fu Chang
    ------------------------------            ------------------------------

Name: Robert K. McAfee                    Name: Min Fu Chang
      ----------------------------              ----------------------------

Title: Trustee                            Title: Director
       ---------------------------               ---------------------------

Date Signed: 9/18/98                      Date Signed: Sept. 17, 1998
             ---------------------                     ---------------------

                                          Address: 301-1 Min Sheng West Road
Address: 17803 Jayhawk Drive                       Taipei 103, Taiwan ROC
         PennValley, CA  95946
                                          Telephone No.:  886-2-2550-1191
Telephone No: (530) 432-9428 or 9417      Facsimile No.:  886-2-2550-1194

             **** Stock Purchase and Investor Rights Agreement ****

YU HONG CO., LTD                          HO HONG INVESTMENT CO., LTD.

By: /s/ Bruce Hsiang                      By: /s/ Casey Chiu
    ------------------------------            ------------------------------

Name: Bruce Hsiang                        Name: Casey Chiu
      ----------------------------              ----------------------------

Title: Vice President                     Title: Director
       ---------------------------               ---------------------------

Date Signed: Sept. 17, 1998               Date Signed: Sept. 17, 1998
             ---------------------                     ---------------------

Address: 301-1 Min Sheng West Road        Address: 12th Floor
         Taipei 103, Taiwan, ROC                   No. 28 Nanking East Road
                                                   Section 3
Telephone No: 886-2-553-8711                       Taipei, Taiwan ROC
Facsimile No: 886-2-553-1694
                                          Telephone No.: 886-2-2506-8101
                                          Facsimile No.: 886-2-2506-8930

             **** Stock Purchase and Investor Rights Agreement ****

BAY AREA MICROCAP FUND

By: /s/ Gregory F. Wilbur
    ------------------------------

Name: Gregory F. Wilbur
      ----------------------------

Title: General Partner
       ---------------------------

Date Signed: 17 Sept. 98
             ---------------------

Address: 1151 Bay Laurel Drive
         Menlo Park, CA 94025


Telephone No: (650) 325-7779
Facsimile No: (650) 325-7799

             **** Stock Purchase and Investor Rights Agreement ****